As filed with the Securities and Exchange Commission on September 17, 2003

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

IONA TECHNOLOGIES PLC

(Exact Name of Registrant as specified in its charter)

Ireland (State or other jurisdiction of incorporation or organization)	04-3363877 (I.R.S. Employer Identification No.)

The IONA Building
Shelbourne Road, Ballsbridge
Dublin 4, Ireland
(011) 353-1-637-2000
(Address of Principal Executive Offices) (Zip Code)

1999 EMPLOYEE SHARE PURCHASE PLAN
(Full title of the plan)

Christopher M. Mirabile, Esq.
c/o IONA Technologies, Inc.
200 West Street
Waltham, Massachusetts 02451
(Name and Address of Agent for Service)

(781) 902-8000
(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

John A. Meltaus, Esq.
Mark T. Bettencourt, Esq.
TESTA, HURWITZ & THIBEAULT, LLP
125 High Street
Boston, Massachusetts 02110
(617) 248-7000

CALCULATION OF REGISTRATION FEE

			Proposed
		Proposed	Maximum
Title of Securities	Amount to be	Maximum Offering	Aggregate	Amount of
to be Registered	Registered	Price Per Share	Offering Price	Registration Fee

1999 Employee Share Purchase Plan Ordinary Shares (par value €0.0025 per share)	1,000,000	$2.96 (1)	$2,960,000	$239.47

TOTAL:	1,000,000		$2,960,000	$239.47

(1)The price of $2.96 per share, which is the average of the high and low prices for the American Depositary Receipts evidencing American Depositary Shares representing the Registrant’s Ordinary Shares, as reported on the Nasdaq National Market on September 15, 2003, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and (h).

This Registration Statement registers additional securities of the same class as other securities for which a Registration Statement on Form S-8 (No. 333-06850), relating to the 1997 Director Share Option Scheme (the “Director Scheme”), a Registration Statement on Form S-8 (No. 333-11384), relating to the 1999 Employee Stock Purchase Plan (the “Purchase Plan”), and a Registration Statement on Form S-8 (No. 333-105348), relating to the Director Scheme and the Purchase Plan, as filed with the Securities Exchange Commission on April 29, 1997, January 21, 2000 and May 16, 2003, respectively, are effective. Pursuant to General Instruction E on Form S-8, the contents of the above listed Registration Statements are hereby incorporated by reference herein.

Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY AND SIGNATURES
INDEX TO EXHIBITS
EX-5.1 OPINION OF WILLIAM FRY
EX-23.2 CONSENT OF ERNST AND YOUNG

Item 8. Exhibits.

Exhibit No.	Description of Exhibit

4.1	Specimen Certificate representing Ordinary Shares (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-6396) and incorporated herein by reference)

4.2	Restated Articles of Association, as amended, of the Registrant (filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-11384) and incorporated herein by reference)

4.3	Memorandum of Association, as amended, of the Registrant (filed as Exhibit 3.3 to the Registrant’s Registration Statement on Form F-1 (File No. 333-6396) and incorporated herein by reference)

4.4	1999 Employee Share Purchase Plan, as amended (filed as Exhibit 4.5 to the Registrant’s Registration Statement on Form S-8 (File No. 333-11384) and incorporated herein by reference)

5.1	Opinion of William Fry

23.1	Consent of William Fry (included in Exhibit 5.1)

23.2	Consent of Ernst & Young

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dublin, Country of Ireland, on this 17th day of September, 2003.

IONA TECHNOLOGIES PLC

By:	/s/ Christopher J. Horn

Christopher J. Horn Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of IONA Technologies PLC, hereby severally constitute and appoint Christopher J. Horn and Daniel Demmer, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable IONA Technologies PLC to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Christopher J. Horn Christopher J. Horn	Chief Executive Officer and Director (Principal Executive Officer)	September 17, 2003

/s/ Daniel Demmer Daniel Demmer	Chief Financial Officer (Principal Financial and Accounting Officer)	September 17, 2003

/s/ Kevin Melia Kevin Melia	Director	September 17, 2003

/s/ Sean Baker Sean Baker	Director	September 17, 2003

/s/ William Burgess William Burgess	Director	September 17, 2003

/s/ John Conroy John Conroy	Director	September 17, 2003

/s/ Ivor Kenny Ivor Kenny	Director	September 17, 2003

/s/ James D. Maikranz James D. Maikranz	Director	September 17, 2003

Francesco Violante	Director

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

4.1	Specimen Certificate representing Ordinary Shares (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-6396) and incorporated herein by reference)

4.2	Restated Articles of Association, as amended, of the Registrant (filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-11384) and incorporated herein by reference)

4.3	Memorandum of Association, as amended, of the Registrant (filed as Exhibit 3.3 to the Registrant’s Registration Statement on Form F-1 (File No. 333-6396) and incorporated herein by reference)

4.4	1999 Employee Share Purchase Plan, as amended (filed as Exhibit 4.5 to the Registrant’s Registration Statement on Form S-8 (File No. 333-11384) and incorporated herein by reference)

5.1	Opinion of William Fry

23.1	Consent of William Fry (included in Exhibit 5.1)

23.2	Consent of Ernst & Young

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)